                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Delphi Information Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               3501 Algonquin Road
                        Rolling Meadows, Illinois  60008


                                 August 5, 1997




Dear Stockholder:

          Delphi's annual meeting of stockholders will be held at 10:00 a.m. local time on Wednesday, September 3, 1997, at Delphi's principal executive office located at 3501 Algonquin Road in Rolling Meadows, Illinois.

          The notice of meeting, proxy statement and proxy card are included with this letter. The formal business of the meeting is described in the attached notice of meeting. After completion of that business, there will be an update on developments in Delphi's products and markets.

          It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Regardless of whether you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                         Sincerely,


                         /s/ John Trustman
                         -------------------------------------
                         John Trustman
                         President and Chief Executive Officer

                               3501 ALGONQUIN ROAD
                         ROLLING MEADOWS, ILLINOIS 60008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                SEPTEMBER 3, 1997

          The annual meeting of stockholders of Delphi Information Systems, Inc., a Delaware corporation (the "Company"), will be held at the principal executive office of the Company, which is located at 3501 Algonquin Road in Rolling Meadows, Illinois, at 10:00 a.m. local time, on Wednesday, September 3, 1997, for the following purposes:

     (1)  To elect four directors of the Company for the ensuing year.

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The close of business on August 5, 1997, has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of the Company's Common Stock and Series D Preferred Stock on that date will be entitled to vote.

          A list of the stockholders entitled to vote at the meeting may be examined at the Company's principal executive office, located at 3501 Algonquin Road in Rolling Meadows, Illinois, during the ten-day period preceding the meeting.

          REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                   By Order of the Board of Directors,

                                   /s/ James A. Harsch
                                   -------------------
                                   James A. Harsch
                                   Secretary
August 5, 1997

                        DELPHI INFORMATION SYSTEMS, INC.

                               3501 ALGONQUIN ROAD
                         ROLLING MEADOWS, ILLINOIS 60008

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------


          This proxy statement and the enclosed proxy card are being mailed on or about August 11, 1997, to stockholders of Delphi Information Systems, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting (the "Meeting") of stockholders to be held on September 3, 1997, and any adjournments thereof.

          The total cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and other employees of the Company, without extra remuneration, by personal interviews, telephone and telecopy. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and such parties will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

          If you execute and deliver a proxy pursuant to this proxy statement, you may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it or by delivering a duly executed proxy bearing a later date. In addition, if you are present at the Meeting, you may vote your shares in person. Proxies in the form enclosed, if duly signed and received in time for voting and not so revoked, will be voted at the Meeting in accordance with the directions specified therein. If no directions are specified, proxies will be voted in favor of each of the proposals and for the nominees for election as directors set forth herein and otherwise at the discretion of the proxyholders on all other matters that may properly come before the Meeting and any adjournment thereof.

                      OUTSTANDING SHARES AND VOTING RIGHTS

          At the close of business on August 5, 1997, the record date for the Meeting, there were 36,713,668 shares of Common Stock and 221 shares of Series D Preferred Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Series D Preferred Stock is entitled to 226.2 votes (representing a total of 49,990 votes for the Series D Preferred Stock), on all matters of business to come before the Meeting. There is no right to cumulative voting as to any matter, including the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, have the effect of a vote against the matter. A broker nonvote on a matter is considered not entitled to vote on that matter and, therefore, is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

          The following table sets forth, as of July 15, 1997, the ownership of Common Stock and Series D Preferred Stock by each director of the Company, by each of the Named Officers (as defined below under "EXECUTIVE COMPENSATION"), by all current executive officers and directors of the Company as a group, and by all persons known to the Company to be beneficial owners of more than five percent of the Common Stock or the Series D Preferred Stock. The Common Stock and the Series D Preferred Stock are the Company's only outstanding classes of voting securities. The information set forth in the table as to directors and officers is based upon information provided to the Company by such persons in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o Delphi Information Systems, Inc., 3501 Algonquin Road, Suite 500, Rolling Meadows, Illinois 60008.



                                               Common Stock                        Series D Preferred
                                       -----------------------------------------------------------------

   Name and Position of                                     Percent of                         Percent of        Percent of
     Beneficial Owner                  Ownership(1)          Class (2)        Ownership(1)        Class         Total Vote(2)
     ----------------                  ---------             -----            ---------           -----         ----------
 Bay Area Micro-Cap Fund,               2,348,751               6.2               --               --                6.2
 L.P.(3)

 Covington Associates(4)                   --                   --                221              100                *

 Coral Partners II, a limited           5,413,115              14.8               --               --               14.8
 partnership(5)

 Okabena Partnership K, a               2,500,000               6.6               --               --                6.6
 general partnership(6)

 Yuval Almog(7)                         5,591,115              15.2               --               --               15.2
 Director and Chairman of the
 Board

 John Trustman                             --                   --                --               --                --
 President and Chief Executive
 Officer

 James Harsch(8)                         75,000                  *                --               --                 *
 Vice President-
 Administration; Chief
 Financial Officer

 Joseph Oddo(9)                          38,000                  *                --               --                 *
 Director

 William Baumel(10)                      84,222                  *                --               --                 *

 Larry Gerdes(11)                        246,719                 *                --               --                 *

 M. Denis Connaghan                      20,000                  *                --               --                 *
 Director

 All directors and executive            6,055,056              16.5               --               --               16.5
 officers as a group (7
 persons)

---------------------------------------------

(1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)  Percentages less than one percent are indicated by an asterisk.

(3)  The address of Bay Area Micro-Cap Fund, L.P. is 1151 Bay Laurel Drive,
     Menlo Park, California   94025.

(4) The address of Covington Associates is 60 State Street, Boston, Massachusetts 02109.

(5) The address of Coral Partners II is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(6)  The address of Okabena Partnership K is 5140 Norwest Center, Minneapolis,
     Minnesota   55402-4133.

(7) Other than 78,000 shares subject to currently exercisable options and 50,000 shares subject to warrants exercisable on July 15, 1997 and within 60 days thereafter held by Mr. Almog, all shares of Common Stock are held by Coral Partners II. Mr. Almog is the managing general partner of Coral Partners II. Mr. Almog disclaims beneficial ownership of the shares held by Coral Partners II. The address of Mr. Almog is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(8) Includes 75,000 shares subject to options exercisable on July 15, 1997 and within 60 days thereafter.

(9) Total is options exercisable on July 15, 1997 and within 60 days thereafter.

(10) Includes 44,222 shares subject to options, and 20,000 shares subject to warrants exercisable on July 15, 1997 and within 60 days thereafter.

(11) Includes 93,000 shares subject to options exercisable on July 15, 1997 and within 60 days thereafter. The address of Mr. Gerdes is 3353 Peachtree Road, N.E., Suite 1030, Atlanta, Georgia 30326.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

          Four members of the Board of Directors are proposed to be elected at the Meeting to serve until the next annual meeting and until their successors have been elected and qualified. Proxies received will be voted for the election of the nominees named below as directors, unless authority to do so is withheld. Each of the nominees is currently a director of the Company and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy.

          Set forth below is information as to each nominee for director, including age, as of July 15, 1997, principal occupation and employment during the past five years, directorships with other publicly-held companies, and period of service as a director of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

          YUVAL ALMOG, 47, was elected a director of the Company in September 1991 and was elected Chairman of the Board of Directors on November 30, 1993. Mr. Almog is President of Coral Group, Inc. and managing general partner of its venture capital partnerships. He joined the Coral Group in 1986 and became its managing partner in 1991. Mr. Almog is Chairman of the Board of Directors of Tricord Systems, Inc., Racotek, Inc. and Computer Aided Service, Inc. and is also a director of Advanced Telecommunication Services, Systems & Networks and Teltech Resource Network. Mr. Almog earned a bachelor of arts degree in mathematics and bachelor of science degree in compute sciences and economics from the University of Alabama and a master of science degree in management from the Massachusetts Institute of Technology.

          WILLIAM R. BAUMEL, 29, was appointed a director of the Company on July 15, 1996. Mr. Baumel is a venture capitalist with Coral Group, where he specializes in information services and technology investing. He joined Coral Group in 1996. From 1994 to 1996, Mr. Baumel held various positions with the Private Markets Group of Brinson Partners, Inc., an institutional money manager. His last position with Brinson Partners' Private Market Group was as portfolio manager. Mr. Baumel was in marketing with Proctor & Gamble, a consumer products company, during 1993, and from 1990 to 1992, he was a certified public accountant and consultant with Deloitte & Touche, an international accounting and consulting firm. Mr. Baumel earned a bachelor of science degree in accounting and economics from The Ohio State University, SUMMA CUM LAUDE, and an MBA from The University of Michigan, with HIGHEST DISTINCTION.

          LARRY G. GERDES, 47, was elected a director of the Company in 1985. Mr. Gerdes has been Chief Executive Officer of Transcend Services, Inc., which provides consulting and management services to hospitals in the medical records area, since 1991. He is also a director of Transcend Services, Inc.

          JOHN TRUSTMAN, 41, joined the Company in June 1997 as President and Chief Executive Officer. From 1995 through 1996 Mr. Trustman was Senior Vice President and Chief Information Officer of Aetna Health Plans. From 1990 through 1995 he was with Fidelity Investments as Senior Vice President. Prior to Fidelity he served as a manager and consultant for Bain Consulting. Mr. Trustman has an MBA from Harvard University and an AB degree from Yale University.

BOARD OF DIRECTORS AND ITS COMMITTEES

          The Board of Directors has a standing Audit Committee that consists exclusively of nonemployee directors. The Audit Committee meets with the Company's independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Mr. Gerdes (Chairman) and Mr. Baumel. The Audit Committee met one time during fiscal 1997.

          The Board of Directors has a standing Compensation Committee that consists exclusively of nonemployee directors. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of the Company's various employee benefit plans. The Compensation Committee currently consists of Messrs. Almog (Chairman) and Gerdes. The Compensation Committee did not meet during fiscal 1997.

          The Board of Directors does not have a nominating committee or a committee performing similar functions.

          The Board of Directors held 11 meetings during fiscal 1997. No director attended fewer than 75 percent of the meetings of the Board of Directors and its committees on which he served.

COMPENSATION OF DIRECTORS

          Nonemployee directors participate in the Company's Nonqualified Stock Option Plan for Directors (the "Directors' Plan"), pursuant to which a nonqualified option to purchase 15,000 shares of Common Stock is granted to each director on the date he first becomes a nonemployee director and an additional option to purchase 5,000 shares is granted to him on the first business day of each year thereafter for so long as he continues to serve as a nonemployee director. Pursuant to the Company's 1996 Stock Incentive Plan (the "1996 Plan"), nonemployee directors are eligible to receive discretionary grants from time to time of options to purchase shares of Common Stock and other stock-based
incentive-compensation awards.   Nonemployee directors do not receive an annual
retainer or any other fees for their service as directors.


                             EXECUTIVE COMPENSATION

          Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended March 31, 1995, 1996 and 1997, for the acting and former Chief Executive Officers and the four most highly compensated executive officers of the Company (collectively, the "Named Officers").



                                             SUMMARY COMPENSATION TABLE*
                                             --------------------------
                                                               Annual Compensation                       Long-Term
                                                               -------------------                     Compensation
                                                                                                       ------------
                                                                                                           Stock
             Name and                 Fiscal                                        Other Annual          Options         All Other
         Present Position              Year              Salary      Bonus        Compensation (A)     (# of Shares)    Compensation
         ----------------              ----              ------      -----        ------------         -------------    ------------
 Joseph Oddo(1)                        1997              $132,687      --                --               438,000            --
 Chairman of the Executive             1996                     0      --                --                  --              --
 Committee                             1995                     0      --                --                  --              --

---------------------------------------

    * The table does not include William Baumel who oversaw management of the Company when the Company was searching for a new Chief Executive Officer. Mr. Baumel was not paid for these services.

 James Harsch(2)                       1997              $100,385      --             $43,963                300,000         --
 Vice President-Administration;        1996                     0      --                --                     --           --
 Chief Financial Officer               1995                     0      --                --                     --           --

 Greg Gamp                             1997              $128,077      --                --                  220,000         --
 Vice President-Strategy               1996              $118,592   $26,000              --                   40,000         --
                                       1995              $109,874      --                --                   40,000         --

 M. Denis Connaghan(3)                 1997              $162,886      --             $25,136                   --           --
 Former  President and Chief           1996              $200,818      --                --                  300,000     $88,375(A)
 Executive Officer                     1995              $141,104      --                --                     --           --

 Meigan Putnam(4)                      1997              $140,000      --             $61,850                200,000         --
 Former Vice President-                1996              $139,818      --                --                  100,000         --
 Operations                            1995              $16,154       --                --                     --           --

 Rangaswarmy Srihari(5)                1997              $116,539      --                --                  220,000         --
 Former Vice President-Product         1996              $120,456   $15,000              --                     --           --
 Development                           1995              $45,306       --                --                   80,000         --


----------------------------
(A)    Represents reimbursement of relocation expenses.

(1)    Mr. Oddo was chairman of the Executive Committee from August 1996.

(2)    Mr. Harsch joined the Company effective July 15, 1996.

(3) Mr. Connaghan left the employment of the Company effective December 31, 1996.

(4)    Ms. Putnam left the employment of the Company effective May 31, 1997.

(5) Mr. Srihari left the employment of the Company effective January 31, 1997.


OPTION GRANTS IN LAST FISCAL YEAR

          During the fiscal year ended March 31, 1997, 438,000 stock options were granted to Mr. Oddo, 300,000 were granted to Mr. Harsch, 220,000 were granted to each of Mr. Gamp and Mr. Srihari and 200,000 were granted to Ms. Putnam.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

          Set forth in the table below is information with respect to (i) the exercise by the Named Officers of options to purchase Common Stock during the fiscal year ended March 31, 1997, and (ii) the fiscal year-end value of unexercised options to purchase Common Stock that were held by the Named Officers at March 31, 1997.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                                                            Value of
                                                                    Number of                              Unexercised
                                                               Unexercised Options                     In-the-Money Options
                                                                    at FY-End                               at FY-End
                                                      ---------------------------------------------------------------------------
                        Shares
                       Acquired
                          On            Value
        Name           Exercise        Realized          Exercisable         Unexercisable       Exercisable       Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
 M. Denis                 --              --               150,000              150,000               --                 --
 Connaghan
 Joseph Oddo              --              --               190,500              247,500               --                 --

 Meigan Putnam            --              --               50,000               250,000             10,950             10,950
 James Harsch             --              --               62,500               237,500            (11,875)          (106,875)

 Greg Gamp                --              --               40,000               260,000            (11,400)           (11,400)

 Rangaswarmy              --              --               40,000               260,000             8,760              8,760
 Srihari



EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

          Mr. Connaghan was employed pursuant to a letter agreement dated June 17, 1994, as amended by a letter agreement dated July 7, 1994, under which he received an annual salary of not less than $200,000, with an annual bonus target equal to 45 percent of annual base salary. The bonus would be earned upon Mr. Connaghan's achievement of all planned objectives agreed upon by him and the Board of Directors. Pursuant to the letter agreement, Mr. Connaghan was granted an option to purchase 300,000 shares of Common Stock at an exercise price of $1.00 per share, which was the closing price of the Common Stock on the Nasdaq National Market on the date of grant, October 6, 1994. The option became exercisable to the extent of 25 percent of the shares covered thereby after six months from the date of grant and to the extent of an additional 25 percent thereof after 18 months from the date of grant and will become exercisable to the extent of an additional 25 percent of the shares covered thereby after 30 months from the date of grant and 42 months from the date of grant. Pursuant to the letter agreement, Mr. Connaghan would have received up to 12 months of salary continuance if his employment had been terminated by the Company without cause prior to December 31, 1995. Mr. Connaghan left the employment of the Company effective December 31, 1996.

          Mr. Oddo was employed pursuant to a letter agreement dated August 26, 1996 under which he was paid a consulting fee of $25,000 per month for the period in which he was advising the Company on a full-time basis. Pursuant to the letter agreement, Mr. Oddo was granted 60,000 restricted shares of Common Stock which vested at the rate of 5,000 shares a month at the end of each month in which he was paid the consulting fee. Mr. Oddo was also granted options to purchase 300,000 shares of Company Common Stock, 120,000 of which were to vest on the completion of short-term objectives and 180,000 of which were to vest on the completion of long-term objectives.

     Mr. Trustman is employed pursuant to a letter agreement dated May 28, 1997 under which he receives a base salary of $175,000 per year and a performance bonus of up to $87,500 per year based upon performance objectives established by Mr. Trustman and the Board of Directors. Pursuant to the letter agreement, Mr. Trustman is also granted options to purchase 750,000 shares of Common Stock at an exercise price of $1.094 per share which are to vest at 25% at then end of each year. Mr. Trustman was also granted options to purchase 150,000 shares of Company Common Stock which are to vest on the earlier of May 31, 2003 and the business day following the thirtieth consecutive trading day on which the closing bid price for Company Common Stock is $2.50 or more per share, provided that in both instances, on the date of vesting Mr. Trustman continues to be the President and Chief Executive Officer of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation Committee are Messrs. Almog and Gerdes. None of the executive officers of the Company serves on the board of directors of another company in any instance where an executive officer of the other company serves on the Board of Directors.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

          The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of the Company and grants options to purchase Common Stock. This report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation is determined by the Committee with respect to the executive officers of the Company, including the Named Officers.

          This report shall not be deemed filed, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference.

          COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

          - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

          - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

          - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

          - Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategies and encourage executive performance in furtherance of the fulfillment of those objectives.

          - Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

          COMPENSATION PROGRAM COMPONENTS. The Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

          BASE SALARY. The Company's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

          ANNUAL INCENTIVES.   The Company has historically awarded cash bonuses
     to certain salaried employees (including the Named Officers) of the
     Company.   Bonuses are based on various factors, including prior year profitability, management development and the procurement and assimilation of acquisitions. The Company awarded bonuses to Messrs. Gamp and Srihari for the fiscal year ended March 31, 1996. The Company did not award bonuses to any Named Officers for the fiscal year ended March 31, 1997.

          STOCK OPTION PROGRAM. The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Company's officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Committee may determine from time to time, giving them the right to purchase shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the Common Stock at the date of grant. The number of stock options granted to executive officers is based on competitive practices.

          PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of the former President and Chief Executive Officer since he joined the Company in July 1994 was chiefly determined under his employment contract described above under "Employment Agreements with Named Officers." Mr. Trustman only recently joined the Company. His compensation is solely the product of the negotiation of his employment agreement described above under "Employment
Agreements with Named Officers."   The factors that are expected to predominate
in the evaluation of the President and Chief Executive Officer over time are his performance in relation to (i) strengthening the Company's management team,
(ii) upgrading the Company's products and broadening its product lines, and (iii) installing the disciplines necessary to achieve consistent profitability.

          SUMMARY. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on enhancing corporate performance and increasing value for stockholders. The Committee believes that the compensation of executive officers is properly tied to stock appreciation through awards to be granted under the 1996 Plan and that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Committee.

                                   Respectfully submitted,


                                   Yuval Almog
                                   Larry G. Gerdes


PERFORMANCE GRAPH

          Rules promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act require that the Company include in this proxy statement a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years with the Nasdaq SmallCap Market stock index and either a nationally recognized industry index or an index of peer group companies selected by the Company. The Company chose the Nasdaq Computer & Data Processing Index for purposes of this comparison. The following graph assumes the investment of $100 on March 31, 1992, and the reinvestment of dividends (rounded to the nearest dollar).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG DELPHI INFORMATION SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX





Research                         [GRAPH]            Total Return - Data Summary


                                      DLPH

                                                     Cumulative Total Return
                                             ----------------------------------
                                             3/92  3/93  3/94  3/95  3/96  3/97

DELPHI INFORMATION SYS INC           DLPH     100   105    58    17    16    15

NASDAQ STOCK MARKET (U.S.)           INAS     100   115   124   138   187   208

NASDAQ COMPUTER & DATA PROCESSING    INAD     100   112   114   154   219   240

                       CERTAIN INTERESTS AND TRANSACTIONS

          The Company issued convertible promissory notes in the aggregate principal amount of $1,375,000 as of March 15, 1994, and issued an additional $125,000 in the first quarter of fiscal 1995. These notes were originally convertible at the option of the holder into shares of Common Stock at a per share conversion price of $2.00, subject to certain anti-dilution provisions. On April 19, 1996, these notes were converted into shares of Common Stock and, as a result of the anti-dilution provisions, redeemable warrants to purchase shares of Common Stock at an exercise price of $1.50 per share at the rate of one share of Common Stock and one warrant for each $1.00 of original principal amount. $1,000,000 of the convertible promissory notes were held by Coral Partners II, of which Mr. Almog is the managing general partner, and $115,000 were held by foundations and trusts associated with, and family members of, Donald L. Lucas, a former director of the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all such Section 16(a) reports that they file.

          Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during the period from April 1, 1996, through March 31, 1997, its officers, directors and more-than-ten-percent beneficial owners filed in a timely manner all reports required to be filed pursuant to Section 16(a).

                                 OTHER BUSINESS

          At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, the proxies will be voted in the discretion of the proxyholders.

                               1997 ANNUAL REPORT

          The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as filed with the SEC, is enclosed with this proxy statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          It is expected that representatives of Arthur Andersen LLP, the Company's independent public accountants who audited the financial statements of the Company for the fiscal year ended March 31, 1997, will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions from stockholders. The company's independent public accountants are selected annually by the Audit Committee of the

Board of Directors to audit the financial statements of the Company. The Audit Committee has selected Arthur Andersen LLP as its independent public accountants for the fiscal year ending March 31, 1998.

                              STOCKHOLDER PROPOSALS

          Any stockholder proposal intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its principal executive offices on or before April 15, 1998, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                   By Order of the Board of Directors,

                                   /s/ James A. Harsch
                                   -------------------
                                   James A. Harsch
                                   Secretary
August 5, 1997

                                      PROXY

                     Solicited by the Board of Directors

                          DELPHI INFORMATION SYSTEMS, INC.
                                3501 ALGONQUIN ROAD
                          ROLLING MEADOWS, ILLINOIS  60008


The undersigned hereby appoints John Trustman and James A. Harsch, and each of them, as proxies, with power of substitution and revocation, acting by a majority of those present and voting (or if only one if present and voting, then that one) to vote the stock of Delphi Information Systems, Inc., (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 3, 1997, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEM.

1.   Election of Directors:
     Election of Yuval Almog, William R. Baumel, Larry G. Gerdes and John Trustman as directors until the next annual meeting of stockholders and until their successors are elected and qualified.

            / / FOR ALL NOMINEES / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES


           / /  WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):

                -----------------------------------------------------



                                      ----------------------------------------
                                      THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                      BE VOTED IN THE MANNER DIRECTED HEREIN
                                      BY THE UNDERSIGNED. IF NO DIRECTION IS
                                      MADE, THIS PROXY WILL BE VOTED FOR EACH
                                      NOMINEE FOR DIRECTOR.
                                      PLEASE SIGN EXACTLY AS NAMES APPEAR ON
                                      THIS PROXY. JOINT OWNERS SHOULD EACH
                                      SIGN. TRANSITION, EXECUTORS, ETC.
                                      SHOULD INDICATE THE CAPACITY IN WHICH
                                      THEY ARE SIGNING.

                                      ----------------------------------------
                                      SIGNED

                                      ----------------------------------, 1997
                                      DATED